State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 04:30 PM 01/05/2006
                                                     FILED 04:05 PM 01/05/2006
                                                   SRV 060012469 - 4089730 FILE

                          CERTIFICATE OF INCORPORATION
                                       OF
                   ANCILLARY CARE SERVICES-GROUP HEALTH, INC.

      I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

                                    ARTICLE I

      The name of the corporation is Ancillary Care Services-Group Health, Inc.

                                   ARTICLE II

      The address of its registered office is the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value of $.01 per share.

                                    ARTICLE V

      The incorporator of the corporation is Van M. Jolas, whose mailing address is Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201.

                                   ARTICLE VI

      The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are elected and qualified, are:

                Name                                Address
                ----                                -------
        Wayne Shellhammer               8080 Tristar Drive, Suite 100
                                             Irving, TX 75063

        David Boone                     8080 Tristar Drive, Suite 100
                                             Irving, TX 75063

                                   ARTICLE VII

      The election of directors of the corporation need not be by written ballot.

                                  ARTICLE VIII

      The board of directors shall have the power to adopt, amend or repeal bylaws. Such power conferred upon the board of directors shall not divest or limit the stockholders' power to adopt, amend or repeal bylaws.

                                   ARTICLE IX

      A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                            [Signature Page Follows]


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

      The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his/her act and deed on this 5th day of January, 2006.


                                               /s/ Van M. Jolas
                                               ---------------------------------
                                               Van M. Jolas, Incorporator


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